UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2014

SABRA HEALTH CARE REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman, Suite 550 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (949) 255-7100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Sabra Health Care REIT, Inc. (the “Company”) previously filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) on September 29, 2014 reporting the purchase of a portfolio of 21 independent living facilities (the “Holiday Portfolio”), located in 15 states. This Current Report on Form 8-K/A is filed solely for the purpose of amending the Current Report on Form 8-K filed with the SEC on September 29, 2014 to provide the required financial statements and information related to the Company’s acquisition of the Holiday Portfolio.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Guarantor.

Financial Statements of Holiday AL Holdings LP:

Consolidated Financial Statements for the six months ended June 30, 2014 and 2013 (unaudited)

Notes to Consolidated Financial Statements

Report of Independent Auditors

Consolidated Financial Statements for the years ended December 31, 2013, 2012 and 2011

Notes to Consolidated Financial Statements

(b) Pro Forma Financial Information.

Unaudited Pro Forma Condensed Consolidated Financial Information of Sabra Health Care REIT, Inc.:

Summary of Unaudited Pro Forma Financial Statements

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2014

Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 2013

Unaudited Pro Forma Condensed Consolidated Statement of Income for the six months ended June 30, 2014

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(d) Exhibits.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

CONSOLIDATED FINANCIAL STATEMENTS

Holiday AL Holdings LP

Six Month Periods Ended June 30, 2014 and 2013

Holiday AL Holdings LP

Consolidated Financial Statements

Six Month Periods Ended June 30, 2014 and 2013

Holiday AL Holdings LP

Consolidated Balance Sheets

(In Thousands)

	June 30	December 31
	2014	2013
	(Unaudited)
Assets
Investment in real estate:
Land and land improvements	$40,491	$40,301
Building and building improvements	266,391	265,617
Equipment	23,413	17,257

	330,295	323,175
Less accumulated depreciation	(64,947)	(60,430)

	265,348	262,745
Cash and cash equivalents	7,181	4,621
Cash and escrow deposits – restricted	111,014	106,420
Accounts receivable, net	818	789
Prepaid expenses and other assets, net	24,334	22,552
Resident lease intangibles, net	1,960	1,990

Total assets	$410,655	$399,117

Liabilities and equity
Accounts payable and accrued expenses	$32,163	$24,946
Prepaid rent and deferred revenue	10,757	5,990
Tenant security deposits	3,691	3,957
Straight-line rent payable	29,480	4,830

Total liabilities	76,091	39,723
Equity:
Partnership	334,564	359,394

Total liabilities and equity	$410,655	$399,117

See accompanying notes to consolidated financial statements.

Holiday AL Holdings LP

Consolidated Statements of Operations

(Unaudited, In Thousands)

	Six Month Periods Ended
	June 30	June 30
	2014	2013
Revenue
Resident fees	$195,495	$28,269
Expenses
Facility operating expenses	95,829	15,378
General and administrative expenses	17,337	539
Lease expense	97,632	—
Depreciation and amortization	4,547	4,056

Total expenses	215,345	19,973

Operating (loss) income	(19,850)	8,296
Interest expense:
Interest incurred	—	(7,237)
Amortization of deferred loan costs	—	(115)

Net (loss) income attributable to the Partnership	$(19,850)	$944

See accompanying notes to consolidated financial statements.

Holiday AL Holdings LP

Consolidated Statements of Changes in Equity

For the Six Month Periods Ended June 30, 2014

(Unaudited, In Thousands)

	General	Limited	Total
	Partner	Partners	Equity
Balance at December 31, 2013	$3,594	$355,800	$359,394
Net loss	(199)	(19,651)	(19,850)
Distributions	(51)	(4,929)	(4,980)

Balance at June 30, 2014	$3,344	$331,220	334,564

See accompanying notes to consolidated financial statements.

Holiday AL Holdings LP

Consolidated Statements of Cash Flows

(Unaudited, In Thousands)

	Six Month Periods Ended
	June 30	June 30
	2014	2013
Operating activities
Net (loss) income	$(19,850)	$944
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	4,547	4,056
Amortization of deferred loan costs	—	115
Amortization of resident incentives, net	(394)	590
Straight-line rent expense	24,650	—
Non-refundable community fees, deferred	5,234	329
Changes in operating assets and liabilities:
Cash and escrow deposits – restricted	(4,594)	59
Accounts receivable	(29)	148
Prepaid expenses and other assets	11,786	(132)
Accounts payable and accrued expenses	7,217	(59)
Prepaid rent	(467)	(350)
Tenant security deposits	(266)	31

Net cash provided by operating activities	27,834	5,731
Investing activities
Additions to investment in real estate	(7,120)	(545)

Cash used in investing activities	(7,120)	(545)
Financing activities
Repayment of principal on mortgage notes payable	—	(352)
Distributions	(4,980)	—
Contributions	—	—
Due from affiliate	(13,174)	(1,267)

Net cash used in financing activities	(18,154)	(1,619)
Net increase in cash and cash equivalents	2,560	3,567
Cash at beginning of period	4,621	2,209

Cash at end of period	$7,181	$5,776

Supplemental disclosure of cash flow information
Cash paid for interest	$—	$7,279

See accompanying notes to consolidated financial statements.

Holiday AL Holdings LP

Notes to Consolidated Financial Statements

(In Thousands)

June 30, 2014

1. Formation and Description of Operations

Holiday AL Holdings LP (HAHLP or the Partnership), a Delaware limited partnership, is the owner and operator of assisted living and independent living facilities in the United States. As of June 30, 2014, the Partnership, directly or indirectly through its ownership entities, owned or leased 110 assisted living communities and independent communities consisting of 10,549 apartment and townhouse units (unaudited), located in 34 states (unaudited).

Properties	Communities	Units
Owned communities	8	1,648
Leased communities	102	8,901

The “Owned Communities” are accounted for under the consolidation method of accounting and are reflected as investment in real estate.

The “Leased Communities” are accounted for as operating leases, pursuant to Accounting Standards Codification (ASC) 840, Leases.

The Partnership is owned by Holiday AL Acquisition, LLC (Holiday Acquisition, a limited liability company and a wholly owned subsidiary of investment funds managed by affiliates of Fortress Investment Group LLC), Holiday AL Holdings GP LLC (Holiday AL GP – the general partner and a wholly owned subsidiary of Holiday Acquisition), and Retained Interest LLC (Retained Interest – which is wholly owned by previous investors of Holiday Retirement).

On March 1, 2012 and May 1, 2012, in connection with the commencement of operations of HAHLP, assets and liabilities of 8 assisted living communities were transferred from Harvest Facility Holdings LP (Harvest) to the Partnership. The Partnership and Harvest are under common control and therefore the net assets transferred were recorded at carryover basis on the financial statements of the Partnership.

Holiday AL Holdings LP

Notes to Consolidated Financial Statements (continued)

(In Thousands)

2. Summary of Significant Accounting Policies

The consolidated financial statements have been prepared on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles (U.S. GAAP). The significant accounting policies are summarized below.

Principles of Consolidation

The Partnership consolidates its majority-owned subsidiaries in which it has the ability to control the operations of the subsidiaries. All intercompany transactions have been eliminated in consolidation.

Reclassifications

Certain reclassifications considered necessary for a fair presentation have been made to the prior period financial statements in order to conform to the current year presentation. These reclassifications have not changed the results of operations or equity.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported and disclosed in the consolidated financial statements and accompanying notes. Estimates are used for, but not limited to, the allocation of purchase price to tangible and intangible assets and liabilities, the evaluation of asset impairments, insurance reserves, depreciation and amortization, allowance for doubtful accounts and other contingencies. Actual results could differ from those estimates and assumptions.

Investment in Real Estate and Related Intangibles

In business combinations, the Partnership recognizes all assets acquired and liabilities assumed in a transaction at the acquisition-date fair value. In addition, the Partnership is required to expense acquisition-related costs as incurred, value noncontrolling interests at fair value at the acquisition date and expense restructuring costs associated with an acquired business.

Holiday AL Holdings LP

Notes to Consolidated Financial Statements (continued)

(In Thousands)

2. Summary of Significant Accounting Policies (continued)

The Partnership allocates the purchase price of properties to net tangible and identified intangible assets acquired based on their fair values. In making estimates of fair values for purposes of allocating purchase price, the Partnership utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property, own internal analysis of recently acquired and existing comparable properties in our portfolio and other market data. The Partnership also considers information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired.

Identified net tangible and finite lived intangible assets are amortized over their estimated useful lives or contractual lives, which are as follows:

Asset Categories	Estimated Useful Life (In Years)
Building and building improvements	15–40
Land improvements	15
Equipment	3–10
Resident lease intangibles	3–40

Expenditures for ordinary maintenance and repairs are expensed to operations as incurred. Renovations and upgrades that improve and/or extend the life of the assets are capitalized and depreciated over their estimated useful lives. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets held for use is assessed by a comparison of the carrying amount of the asset to the estimated future undiscounted net cash flows expected to be generated by the asset. If estimated future undiscounted net cash flows are less than the carrying amount of the asset, then the fair value of the asset is estimated. The impairment expense is determined by comparing the estimated fair value of the asset to its carrying value, with any excess of carrying value over fair value recognized as an expense in the current period.

Holiday AL Holdings LP

Notes to Consolidated Financial Statements (continued)

(In Thousands)

2. Summary of Significant Accounting Policies (continued)

During the year ended December 31, 2013, the Partnership evaluated all long-lived depreciable assets for indicators of impairment, noting none. Since the last impairment analysis there have been no significant events that would lead the Partners to believe that impairment exists as of June 30, 2014. As a result, no impairment charges were recorded on the Partnership’s long-lived assets in the six months ended June 30, 2014.

Property sales or dispositions are recorded when title transfers to unrelated third parties, contingencies have been removed and sufficient cash consideration has been received by the Partnership. Upon disposition, the related costs and accumulated depreciation are removed from the respective accounts and any gain or loss on sale is recognized.

Leases

Leases are accounted for as operating, capital or financing leases based on the underlying terms. The classification criteria are based on estimates regarding the fair value of the leased communities, minimum lease payments, effective cost of funds, the economic life of the community, and certain other terms in the respective lease agreements. The Partnership does not include communities under operating leases on the consolidated balance sheets and it records the rents paid as lease expense.

The Partnership accounts for leases with rent holiday provisions or that contain fixed payment escalators on a straight-line basis as if the lease payments were fixed evenly over the life of each lease. Straight-line rent payable on the consolidated balance sheets represents the effects of straight-lining lease payments. The Partnership capitalizes out-of-pocket costs incurred to enter into lease contracts as lease acquisition costs and amortizes them over the lives of the respective leases as additional community lease expense.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid short-term investments with original maturities of three months or less from the date of purchase.

Holiday AL Holdings LP

Notes to Consolidated Financial Statements (continued)

(In Thousands)

2. Summary of Significant Accounting Policies (continued)

Cash and Escrow Deposits – Restricted

Cash and escrow deposits – restricted consist primarily of funds required by various landlords to be placed on deposit as security for the Partnership’s performance under lease agreements and will generally be held until lease termination. A summary is as follows:

	June 30	December 31
	2014	2013
Landlord required deposit	$97,279	$97,279
Property tax and reserves	12,543	7,838
Tenant/resident security deposits	1,192	1,303

Total cash and escrow deposits-restricted	$111,014	$106,420

Allowance for Doubtful Accounts

Allowance for doubtful accounts are recorded by management based upon the Partnership’s historical write-off experience, analysis of accounts receivable aging and historic resident payment trends.

Management reviews material past due balances on a monthly basis. Account balances are charged off against the allowance when management determines it is probable that the receivable will not be recovered. Allowance for doubtful accounts was $1,015 and $1,119 at June 30, 2014 and December 31, 2013, respectively.

Deferred Loan Costs

Deferred loan costs include direct costs to obtain financing. Such costs are deferred and amortized using the straight-line method, which approximates the level-yield method, over the terms of the underlying debt agreements.

Holiday AL Holdings LP

Notes to Consolidated Financial Statements (continued)

(In Thousands)

2. Summary of Significant Accounting Policies (continued)

Revenue Recognition

Resident fee revenue is recorded as it becomes due as provided for in the residents’ lease agreements. Residents’ agreements are generally for a term of 30 days with resident fees due monthly in advance.

Certain communities have residency agreements that require the resident to pay an upfront fee prior to occupying the community. Community fees are non-refundable after a stated period (typically 90 days) and are initially recorded as deferred revenue and recognized on a straight-line basis as part of resident fee revenue over an estimated three-year average stay of the residents in the communities. Deferred revenue totaled $7,407 and $2,173 at June 30, 2014 and December 31, 2013, respectively.

Certain residency agreements provide for free rent or incentives for a stated period of time. Incentives are initially recorded in other assets and recognized on a straight-line basis as a reduction of resident fee revenue over an estimated three-year average stay of the residents in the communities.

Income Taxes

The Partnership is a limited partnership, and all federal and, substantially, all state income taxes are recorded by the partners. Accordingly, the Partnership does not provide or record a provision for federal income taxes. Certain state and local jurisdictions may impose an income tax on the Partnership.

Advertising Costs

The Partnership expenses advertising costs as incurred. Advertising costs were $2,607 and $150 for the six month periods ended June 30, 2014 and 2013, respectively, and are included in facility operating expenses in the consolidated statements of operations.

Fair Value of Financial Instruments

Cash and cash equivalents and cash and escrow deposits – restricted are reflected in the accompanying consolidated balance sheets at amounts considered by management to reasonably approximate fair value.

Holiday AL Holdings LP

Notes to Consolidated Financial Statements (continued)

(In Thousands)

3. Resident Lease Intangibles, Net

At June 30, 2014 and December 31, 2013, resident lease intangibles, net were as follows:

Balance at December 31, 2013	$1,990
Amortization	(30)

Balance at June 30, 2014	$1,960

Future amortization expense related to the resident lease intangibles over the next five years and thereafter, is as follows as of June 30, 2014:

Years:
Remaining 2014	$30
2015	60
2016	60
2017	60
2018	60
Thereafter	1,690

Total	$1,960

Holiday AL Holdings LP

Notes to Consolidated Financial Statements (continued)

(In Thousands)

4. Other Balance Sheet Data

Prepaid expenses and other assets, net consisted of the following as of June 30, 2014 and December 31, 2013:

	June 30 2014	December 31 2013
Deferred rent incentives, net	$1,928	$1,534
Other assets	7,625	7,248
Pre-paid lease expense	—	12,163
Due from affiliate (Note 9)	14,781	1,607

Total	$24,334	$22,552

Accounts payable and accrued expenses consisted of the following as of June 30, 2014 and December 31, 2013:

	June 30 2014	December 31 2013
Trade and accrued payables	$7,096	$5,706
Salaries and benefits	5,911	5,512
Property taxes	9,672	5,765
Insurance reserves	9,238	7,693
Other	246	270

Total	$32,163	$24,946

Holiday AL Holdings LP

Notes to Consolidated Financial Statements (continued)

(In Thousands)

5. Mortgage Notes Payable

During 2013, the Partnership repaid $234.3 million in mortgage notes payable which was funded through contributions from the partners. $76.1 million of these mortgage notes incurred interest at 7.21% and $158.2 at 5.64%. In connection with the mortgage notes payable repayment, the Partnership incurred $5,983 of prepayment penalties and exit fees. The primary obligors on the notes were the underlying LLCs and LLPs and the Partnership became the secondary guarantor on the debt.

Mortgage notes payable was zero at June 30, 2014 and December 31, 2013.

6. Leases

On September 19, 2013, Harvest sold 26 independent living communities to a third party. These communities were subsequently leased to the Partnership. The Partnership will operate the communities pursuant to a 15 year lease (with two 5 year renewal options at which point rent will reset to a fair value rate). The minimum lease payment is initially $49,016, and such amount is subject to certain defined increases throughout the lease term, as further detailed in the lease agreement.

On December 23, 2013, Harvest sold 25 independent living communities to a third party. These communities were subsequently leased to the Partnership. The Partnership will operate the communities pursuant to a 17 year lease. The minimum lease payment is initially $31,915, and such amount is subject to certain defined increases throughout the lease term, as further detailed in the lease agreement.

On December 23, 2013, Harvest sold 51 independent living communities to a third party. These communities were subsequently leased to the Partnership. The Partnership will operate the communities pursuant to a 17 year lease. The minimum lease payment is initially $65,031, and such amount is subject to certain defined increases throughout the lease term, as further detailed in the lease agreement.

Holiday AL Holdings LP

Notes to Consolidated Financial Statements (continued)

(In Thousands)

6. Leases (continued)

Lease expense under noncancelable operating leases was as follows for the six month period ended June 30, 2014:

Contractual operating lease expense	$72,981
Noncash straight-line lease expense	24,651

Lease expense	$97,632

Minimum future lease payments under noncancelable operating leases which include 102 communities at June 30, 2014, are as follows (in thousands):

Remaining 2014	$73,532
2015	153,106
2016	159,996
2017	166,951
2018	172,372
Thereafter	2,384,972

Total	$3,110,929

As of June 30, 2014, the Partnership was in compliance with all lease covenant requirements.

7. Insurance

Harvest obtains various insurance coverages from commercial carriers at stated amounts as defined in the applicable policies. Losses related to deductible amounts are accrued based on management’s estimate of expected losses plus incurred but not reported claims. As of June 30, 2014 and December 31, 2013, the Partnership accrued $9,237 and $7,693, respectively, for the expected future payment of deductible amounts specific to the Partnership, which is included in accounts payable and accrued expense in the accompanying consolidated balance sheets.

8. Commitments and Contingencies

In the normal course of business, the Partnership is involved in legal actions arising from the ownership and operation of the business. In management’s opinion, the liabilities, if any, that may ultimately result from such legal actions are not expected to have a material adverse effect on the consolidated financial position, operations or liquidity of the Partnership.

Holiday AL Holdings LP

Notes to Consolidated Financial Statements (continued)

(In Thousands)

9. Due From Affiliate

As of June 30, 2014 and December 31, 2013, an affiliate of the Partnership held approximately $14.8 million and $1.6 million, respectively, of the Partnership’s cash.

10. Subsequent Events

The Partnership has evaluated its subsequent events through August 4, 2014, the date the Partnership’s consolidated financial statements for the six month period ended June 30, 2014, were available for issuance.

Report of Independent Auditors

The Partners

Holiday AL Holdings LP

We have audited the accompanying consolidated financial statements of Holiday AL Holdings LP (the Partnership), which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of operations, changes in equity, and cash flows for each of the three years in the period ended December 31, 2013, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Partnership at December 31, 2013 and 2012, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2013 in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP
Ernst & Young LLP

Chicago, Illinois

February 19, 2014

CONSOLIDATED FINANCIAL STATEMENTS

Holiday AL Holdings LP

Years Ended December 31, 2013, 2012 and 2011

With Report of Independent Auditors

Holiday AL Holdings LP

Consolidated Financial Statements

Years Ended December 31, 2013, 2012 and 2011

Holiday AL Holdings LP

Consolidated Balance Sheets

(In Thousands)

	December 31,
	2013	2012
Assets
Investment in real estate:
Land and land improvements	$40,301	$40,246
Building and building improvements	265,617	265,451
Equipment	17,257	14,047

	323,175	319,744
Less accumulated depreciation	(60,430)	(52,187)

	262,745	267,557
Cash and cash equivalents	4,621	2,209
Cash and escrow deposits – restricted	106,420	3,233
Accounts receivable, net	789	247
Prepaid expenses and other assets, net	22,552	10,987
Resident lease intangibles, net	1,990	2,050
Deferred loan costs, net	—	366

Total assets	$399,117	$286,649

Liabilities and equity
Mortgage notes payable	$—	$234,319
Accounts payable and accrued expenses	24,946	4,939
Accrued interest payable	—	1,040
Prepaid rent and deferred revenue	5,990	1,477
Tenant security deposits	3,957	924
Straight-line rent payable	4,830	—

Total liabilities	39,723	242,699
Equity:
Partnership	359,394	43,950

Total liabilities and equity	$399,117	$286,649

See accompanying notes to consolidated financial statements.

Holiday AL Holdings LP

Consolidated Statements of Operations

(In Thousands)

	Year Ended December 31
	2013	2012	2011
Revenue
Resident fees	$89,429	$55,626	$52,038
Expenses
Facility operating expenses	44,899	30,742	28,750
General and administrative expenses	3,602	2,025	1,950
Lease expense	20,903	—	—
Depreciation and amortization	8,298	8,429	9,573

Total expenses	77,702	41,196	40,273

Operating income	11,727	14,430	11,765
Interest expense:
Interest incurred	(13,000)	(14,670)	(14,646)
Amortization of deferred loan costs	(366)	(227)	(227)
Loss on extinguishment of mortgage notes payable	(5,983)	—	—

Net loss attributable to the Partnership	$(7,622)	$(467)	$(3,108)

See accompanying notes to consolidated financial statements.

Holiday AL Holdings LP

Consolidated Statements of Changes in Equity

For the Year Ended December 31, 2013, 2012 and 2011

(In Thousands)

	General	Limited	Total
	Partner	Partners	Equity
Balance at January 1, 2011	$531	$52,601	$53,132
Net loss	(31)	(3,077)	(3,108)
Distributions	(46)	(4,539)	(4,585)

Balance at December 31, 2011	454	44,985	45,439
Net loss	(5)	(462)	(467)
Distributions	(10)	(1,012)	(1,022)

Balance at December 31, 2012	439	43,511	43,950
Net loss	(76)	(7,546)	(7,622)
Contributions, net	3,231	319,835	323,066

Balance at December 31, 2013	$3,594	$355,800	$359,394

See accompanying notes to consolidated financial statements.

Holiday AL Holdings LP

Consolidated Statements of Cash Flows

(In Thousands)

	Years Ended December 31,
	2013	2012	2011
Operating activities
Net loss	$(7,622)	$(467)	$(3,108)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	8,298	8,429	9,573
Amortization of deferred loan costs	366	227	227
Amortization of resident incentives, net	780	350	(414)
Straight-line rent expense	4,830	—	—
Non-refundable community fees, deferred	1,456	326	(77)
Changes in operating assets and liabilities:
Cash and escrow deposits – restricted	(103,187)	(621)	121
Accounts receivable	(542)	148	(99)
Prepaid expenses and other assets	(15,033)	(27)	(25)
Accounts payable and accrued expenses	6,695	1,108	380
Prepaid rent	1,887	229	183
Tenant security deposits	1,132	(3)	(59)

Net cash (used in) provided by operating activities	(100,940)	9,699	6,702
Investing activities
Additions to investment in real estate	(3,425)	(1,514)	(2,117)

Cash used in investing activities	(3,425)	(1,514)	(2,117)
Financing activities
Repayment of principal on mortgage notes payable	(234,319)	(476)	—
Distributions	—	(1,022)	(4,585)
Contributions	338,221	—	—
Due from affiliate	2,875	(4,482)	—

Net cash provided by (used in) financing activities	106,777	(5,980)	(4,585)
Net increase in cash and cash equivalents	2,412	2,205	—
Cash and cash equivalents at beginning of year	2,209	4	4

Cash and cash equivalents at end of year	$4,621	$2,209	$4

Supplemental disclosure of cash flow information
Cash paid for interest	$14,040	$14,674	$14,645
Supplemental disclosure of non-cash information
Net liabilities assumed:
Accounts payable and accrued expenses	$(12,272)
Tenant security deposits	(1,901)
Prepaid rent	(1,170)
Prepaid expenses and other assets	188

Net liabilities assumed	$(15,155)

See accompanying notes to consolidated financial statements.

Holiday AL Holdings LP

Notes to Consolidated Financial Statements

(In Thousands)

December 31, 2013

1. Formation and Description of Operations

Holiday AL Holdings LP (HAHLP or the Partnership), a Delaware limited partnership, is the owner and operator of assisted living and independent living facilities in the United States. As of December 31, 2013, the Partnership, directly or indirectly through its ownership entities, owned or leased 110 assisted living communities and independent communities consisting of 10,549 apartment and townhouse units (unaudited), located in 34 states (unaudited).

Properties	Communities	Units
Owned communities	8	1,648
Leased communities	102	8,901

The “Owned Communities” are accounted for under the consolidation method of accounting and are reflected as investment in real estate.

The “Leased Communities” are accounted for as operating leases, pursuant to Accounting Standards Codification (ASC) 840, Leases.

The Partnership is owned by Holiday AL Acquisition, LLC (Holiday Acquisition, a limited liability company and a wholly owned subsidiary of investment funds managed by affiliates of Fortress Investment Group LLC), Holiday AL Holdings GP LLC (Holiday AL GP – the general partner and a wholly owned subsidiary of Holiday Acquisition), and Retained Interest LLC (Retained Interest – which is wholly owned by previous investors of Holiday Retirement).

On March 1, 2012 and May 1, 2012, in connection with the commencement of operations of Holiday AL Holdings LP, assets and liabilities of 8 assisted living communities were transferred from Harvest Facility Holdings LP (Harvest) to the Partnership. The Partnership and Harvest are under common control and therefore the net assets transferred were recorded at carryover basis on the financial statements of the Partnership. As a result of the common control transaction, the accompanying financial statements are presented as if the net assets were transferred at the beginning of the period; therefore the financial statements have been presented as if the transfer occurred on January 1, 2011.

Holiday AL Holdings LP

Notes to Consolidated Financial Statements (continued)

(In Thousands)

2. Summary of Significant Accounting Policies

The consolidated financial statements have been prepared on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles (U.S. GAAP). The significant accounting policies are summarized below.

Principles of Consolidation

The Partnership consolidates its majority-owned subsidiaries in which it has the ability to control the operations of the subsidiaries. All intercompany transactions have been eliminated in consolidation.

Reclassifications

Certain reclassifications considered necessary for a fair presentation have been made to the prior period financial statements in order to conform to the current year presentation. These reclassifications have not changed the results of operations or equity.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported and disclosed in the consolidated financial statements and accompanying notes. Estimates are used for, but not limited to, the allocation of purchase price to tangible and intangible assets and liabilities, the evaluation of asset impairments, insurance reserves, depreciation and amortization, allowance for doubtful accounts, and other contingencies. Actual results could differ from those estimates and assumptions.

Investment in Real Estate and Related Intangibles

In business combinations, the Partnership recognizes all assets acquired and liabilities assumed in a transaction at the acquisition-date fair value. In addition, the Partnership is required to expense acquisition-related costs as incurred, value noncontrolling interests at fair value at the acquisition date and expense restructuring costs associated with an acquired business.

Holiday AL Holdings LP

Notes to Consolidated Financial Statements (continued)

(In Thousands)

2. Summary of Significant Accounting Policies (continued)

The Partnership allocates the purchase price of properties to net tangible and identified intangible assets acquired based on their fair values. In making estimates of fair values for purposes of allocating purchase price, the Partnership utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property, own internal analysis of recently acquired and existing comparable properties in our portfolio and other market data. The Partnership also considers information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired.

Identified net tangible and finite lived intangible assets are amortized over their estimated useful lives or contractual lives, which are as follows:

Asset Categories	Estimated Useful Life (In Years)
Building and building improvements	15–40
Land improvements	15
Equipment	3–10
Resident lease intangibles	3–40

Expenditures for ordinary maintenance and repairs are expensed to operations as incurred. Renovations and upgrades that improve and/or extend the life of the assets are capitalized and depreciated over their estimated useful lives. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets held for use is assessed by a comparison of the carrying amount of the asset to the estimated future undiscounted net cash flows expected to be generated by the asset. If estimated future undiscounted net cash flows are less than the carrying amount of the asset, then the fair value of the asset is estimated. The impairment expense is determined by comparing the estimated fair value of the asset to its carrying value, with any excess of carrying value over fair value recognized as an expense in the current period.

Holiday AL Holdings LP

Notes to Consolidated Financial Statements (continued)

(In Thousands)

2. Summary of Significant Accounting Policies (continued)

During the years ended December 31, 2013, 2012 and 2011, the Partnership evaluated all long-lived depreciable assets for indicators of impairment, noting none. As a result, no impairment charges were recorded on the Partnership’s long-lived assets during the years ended December 31, 2013, 2012 and 2011.

Property sales or dispositions are recorded when title transfers to unrelated third parties, contingencies have been removed and sufficient cash consideration has been received by the Partnership. Upon disposition, the related costs and accumulated depreciation are removed from the respective accounts and any gain or loss on sale is recognized.

Leases

Leases are accounted for as operating, capital, or financing leases based on the underlying terms. The classification criteria are based on estimates regarding the fair value of the leased communities, minimum lease payments, effective cost of funds, the economic life of the community, and certain other terms in the respective lease agreements. The Partnership does not include communities under operating leases on the consolidated balance sheets and it records the rents paid as lease expense.

The Partnership accounts for leases with rent holiday provisions or that contain fixed payment escalators on a straight-line basis as if the lease payments were fixed evenly over the life of each lease. Straight-line rent payable on the consolidated balance sheets represents the effects of straight-lining lease payments. The Partnership capitalizes out-of-pocket costs incurred to enter into lease contracts as lease acquisition costs and amortizes them over the lives of the respective leases as additional community lease expense.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid short-term investments with original maturities of three months or less from the date of purchase.

Holiday AL Holdings LP

Notes to Consolidated Financial Statements (continued)

(In Thousands)

2. Summary of Significant Accounting Policies (continued)

Prior to the formation of Partnership (Note 1), Harvest used a centralized approach to cash management. All cash generated by the communities was transferred to Harvest and Harvest funded operating and investing activities for the communities as needed. Cash transfers from the 8 communities to Harvest are treated as distributions in the accompanying financial statements. Subsequent to the formation of the Partnership, all cash generated by the communities is held and retained by the Partnership in its own cash accounts.

Cash and Escrow Deposits – Restricted

Cash and escrow deposits – restricted consist primarily of funds required by various landlords to be placed on deposit as security for the Partnership’s performance under lease agreements and will generally be held until lease termination. A summary is as follows:

	December 31
	2013	2012
Landlord required deposit	$97,279	$—
Property tax and reserves	7,838	3,118
Tenant/resident security deposits	1,303	115

Total cash and escrow deposits-restricted	$106,420	$3,233

Allowance for Doubtful Accounts

Allowance for doubtful accounts are recorded by management based upon the Partnership’s historical write-off experience, analysis of accounts receivable aging, and historic resident payment trends.

Management reviews material past due balances on a monthly basis. Account balances are charged off against the allowance when management determines it is probable that the receivable will not be recovered. Allowance for doubtful accounts was $1,119 and $282 at December 31, 2013 and 2012, respectively.

Holiday AL Holdings LP

Notes to Consolidated Financial Statements (continued)

(In Thousands)

2. Summary of Significant Accounting Policies (continued)

Deferred Loan Costs

Deferred loan costs include direct costs to obtain financing. Such costs are deferred and amortized using the straight-line method, which approximates the level-yield method, over the terms of the underlying debt agreements.

Revenue Recognition

Resident fee revenue is recorded as it becomes due as provided for in the residents’ lease agreements. Residents’ agreements are generally for a term of 30 days with resident fees due monthly in advance.

Certain communities have residency agreements that require the resident to pay an upfront fee prior to occupying the community. Community fees are non-refundable after a stated period (typically 90 days) and are initially recorded as deferred revenue and recognized on a straight-line basis as part of resident fee revenue over an estimated three-year average stay of the residents in the communities. Deferred revenue totaled $2,173 and $717 at December 31, 2013 and 2012, respectively.

Certain residency agreements provide for free rent or incentives for a stated period of time. Incentives are initially recorded in other assets and recognized on a straight-line basis as a reduction of resident fee revenue over an estimated three-year average stay of the residents in the communities.

Income Taxes

The Partnership is a limited partnership, and all federal and, substantially, all state income taxes are recorded by the partners. Accordingly, the Partnership does not provide or record a provision for federal income taxes. Certain state and local jurisdictions may impose an income tax on the Partnership.

Advertising Costs

The Partnership expenses advertising costs as incurred. Advertising costs were $691, $511 and $357 for the periods ended December 31, 2013, 2012 and 2011, respectively, and are included in facility operating expenses in the consolidated statements of operations.

Holiday AL Holdings LP

Notes to Consolidated Financial Statements (continued)

(In Thousands)

2. Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments

Cash and cash equivalents and cash and escrow deposits – restricted are reflected in the accompanying consolidated balance sheets at amounts considered by management to reasonably approximate fair value. Management estimates the fair value of its long-term debt using a discounted cash flow analysis based upon the Partnership’s current borrowing rate for debt with similar maturities and collateral securing the indebtedness. The Partnership had outstanding debt with a carrying value of $234.3 million as of December 31, 2012 (see Note 5). As of December 31, 2012, the carrying value of debt approximated the fair value, based upon a Level 3 valuation.

The Partnership follows the provisions of Accounting Standards Codification (ASC) 820, Fair Value Measurement, when valuing its financial instruments. The statement emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market-priced assumptions in fair value measurements, the statement establishes a fair value hierarchy that distinguishes between market-participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Level 1 and Level 2 of the hierarchy) and the reporting entity’s own assumptions about market-participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).

•	Level 1 inputs utilize unadjusted quoted prices in active markets for identical assets or liabilities that the Partnership has the ability to access.

•	Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability, other than quoted prices, such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals.

•	Level 3 inputs are unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity.

Holiday AL Holdings LP

Notes to Consolidated Financial Statements (continued)

(In Thousands)

2. Summary of Significant Accounting Policies (continued)

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level of input that is significant to the fair value measurement in its entirety. The Partnership’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

3. Resident Lease Intangibles, Net

At December 31, 2013 and December 2012, resident lease intangibles, net were as follows:

Resident Lease Intangibles, Net
Balance at January 1, 2012	$2,110
Amortization	(60)

Balance at December 31, 2012	2,050
Amortization	(60)

Balance at December 31, 2013	$1,990

Holiday AL Holdings LP

Notes to Consolidated Financial Statements (continued)

(In Thousands)

3. Resident Lease Intangibles, Net (continued)

Future amortization expense related to the resident lease intangibles over the next five years and thereafter, is as follows:

Estimated Amortization of Resident Lease Intangibles, Net
Years:
2014	$60
2015	60
2016	60
2017	60
2018	60
Thereafter	1,690

Total	$1,990

4. Other Balance Sheet Data

Prepaid expenses and other assets, net consisted of the following as of December 31, 2013 and 2012:

	2013	2012
Deferred rent incentives, net	$1,534	$2,314
Other assets	7,248	4,191
Pre-paid lease expense	12,163	—
Due from affiliate (Note 9)	1,607	4,482

Total	$22,552	$10,987

Holiday AL Holdings LP

Notes to Consolidated Financial Statements (continued)

(In Thousands)

4. Other Balance Sheet Data (continued)

Accounts payable and accrued expenses consisted of the following as of December 31, 2013 and 2012:

	2013	2012
Trade and accrued payables	$5,706	$1,718
Salaries and benefits	5,512	1,338
Property taxes	5,765	846
Insurance reserves	7,693	905
Other	270	132

Total	$24,946	$4,939

5. Mortgage Notes Payable

Mortgage notes payable consisted of the following as of December 31, 2013 and 2012:

	December 31
Mortgage Notes Payable	2013	2012
Loan Pool 1 due March 6, 2016: interest rate of 7.21%; payable interest-only until April 6, 2012; payable principal and interest from April 6, 2012 until maturity; secured by four facilities	$—	$76,086
Loan 2 Pool due March 6, 2014: interest rate of 5.64%; payable interest only until maturity; secured by four facilities	—	158,233

Total mortgage notes payable	$—	$234,319

The primary obligors on the notes are the underlying LLCs and LLPs and the Partnership became the secondary guarantor on the debt. The Partnership remains in compliance with all of its debt (including the financial covenants contained therein).

Holiday AL Holdings LP

Notes to Consolidated Financial Statements (continued)

(In Thousands)

5. Mortgage Notes Payable (continued)

During 2013, the Partnership repaid $234,319 in mortgage notes payable which was funded through contributions from the partners. In connection with the mortgage notes payable repayment, the Partnership incurred $5,983 of prepayment penalties and exit fees, which are included in loss on extinguishment of mortgage notes payable in the accompanying 2013 statement of operations.

6. Leases

On September 19, 2013, Harvest sold 26 independent living communities to a third party. These communities were subsequently leased to the Partnership. The Partnership will operate the communities pursuant to a 15 year lease (with two 5 year renewal options at which point rent will reset to a fair value rate). The minimum lease payment is initially $49,016, and such amount is subject to certain defined increases throughout the lease term, as further detailed in the lease agreement.

On December 23, 2013, Harvest sold 25 independent living communities to a third party. These communities were subsequently leased to the Partnership. The Partnership will operate the communities pursuant to a 17 year lease. The minimum lease payment is initially $31,915, and such amount is subject to certain defined increases throughout the lease term, as further detailed in the lease agreement.

On December 23, 2013, Harvest sold 51 independent living communities to a third party. These communities were subsequently leased to the Partnership. The Partnership will operate the communities pursuant to a 17 year lease. The minimum lease payment is initially $65,031, and such amount is subject to certain defined increases throughout the lease term, as further detailed in the lease agreement.

Lease expense under noncancelable operating leases was as follows (in thousands):

Year Ended December 31
2013
Contractual operating lease expense	$16,073
Noncash straight-line lease expense	4,830

Lease expense	$20,903

Holiday AL Holdings LP

Notes to Consolidated Financial Statements (continued)

(In Thousands)

6. Leases (continued)

Minimum future lease payments under noncancelable operating leases which include 102 communities at December 31, 2013, are as follows (in thousands):

2014	$146,513
2015	153,106
2016	159,996
2017	166,951
2018	172,372
Thereafter	2,384,972

Total	$3,183,910

As of December 31, 2013, the Partnership was in compliance with all lease covenant requirements.

7. Insurance

Harvest obtains various insurance coverages from commercial carriers at stated amounts as defined in the applicable policies. Losses related to deductible amounts are accrued based on management’s estimate of expected losses plus incurred but not reported claims. As of December 31, 2013 and 2012, the Partnership accrued $7,693 and $905 for the expected future payment of deductible amounts specific to the Partnership, which is included in accounts payable and accrued expense in the accompanying consolidated balance sheets.

8. Commitments and Contingencies

In the normal course of business, the Partnership is involved in legal actions arising from the ownership and operation of the business. In management’s opinion, the liabilities, if any, that may ultimately result from such legal actions are not expected to have a material adverse effect on the consolidated financial position, operations or liquidity of the Partnership.

Holiday AL Holdings LP

Notes to Consolidated Financial Statements (continued)

(In Thousands)

9. Due from Affiliate

As of December 31, 2012, an affiliate of the Partnership held approximately $4.5 million of the Partnership’s cash.

On December 31, 2012, the Partnership and affiliate entered into a note related to this cash. The note was due on December 31, 2014, and bore interest equal to the rate in a U.S. Treasury security, having the closest maturity to the maturity date on the note. This note was repaid in full in September 2013.

As of December 31, 2013, an affiliate of the Partnership held approximately $1.6 million of the Partnership’s cash.

10. Subsequent Events

The Partnership has evaluated its subsequent events through February 19, 2014, the date the Partnership’s consolidated financial statements for the year ended December 31, 2013, were available for issuance.

SABRA HEALTH CARE REIT, INC.

SUMMARY OF UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

The accompanying unaudited pro forma condensed consolidated financial statements presented below have been prepared based on certain pro forma adjustments to the historical consolidated financial statements of Sabra Health Care REIT, Inc. (“Sabra” or the “Company”). The unaudited pro forma information set forth below reflects Sabra’s historical information, as adjusted to give effect to the following transactions:

•	the acquisition of a portfolio of 21 independent living facilities (the “Holiday Portfolio”), for a total cash purchase price of $550.0 million;

•	the entry into the master lease relating to the Holiday Portfolio;

•	borrowings of $560.0 million under Sabra’s Revolving Credit Facility (as defined below) to fund the purchase price of the Holiday Portfolio and provide Sabra with additional working capital; and

•	a proposed underwritten public offering of 6.0 million shares of Sabra’s common stock (the “Proposed Equity Offering”), assuming the underwriters do not exercise their option to purchase additional shares of Sabra’s common stock, and the use of the net proceeds from such offering to repay borrowings outstanding on Sabra’s Revolving Credit Facility.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2014 gives effect to the matters described above as if they had occurred on June 30, 2014. The unaudited pro forma condensed consolidated income statement for the six months ended June 30, 2014 and for the year ended December 31, 2013 give effect to the matters described above as if they had occurred on January 1, 2013. Sabra’s historical financial information was derived from its consolidated financial statements that are included in its Annual Report on Form 10-K for the year ended December 31, 2013 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

The allocation of the purchase price for the acquisition of the Holiday Portfolio is reflected in these unaudited pro forma condensed consolidated financial statements based upon preliminary estimates of the fair value of assets acquired and liabilities assumed. A final determination of the fair values of assets acquired and liabilities assumed will be based on the actual valuation of the tangible and intangible assets and liabilities of the Holiday Portfolio. Consequently, amounts ultimately allocated to identifiable tangible and intangible assets and liabilities could change significantly from those used in the pro forma condensed consolidated financial statements presented below and could result in a material change in depreciation or amortization of tangible and intangible assets and liabilities.

In the opinion of management, all adjustments necessary to reflect the effects of the matters described above and in the notes to the unaudited pro forma condensed consolidated financial information have been included and are based upon available information and assumptions that Sabra believes are reasonable. The historical financial information has been adjusted to give effect to the acquisition of the Holiday Portfolio and to events that are directly attributable to the Proposed Equity Offering that can be factually supported and, in the case of the unaudited pro forma condensed consolidated income statement, that are expected to have a continuing impact. However, such adjustments are estimates and may not prove to be accurate. These adjustments are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only. The unaudited pro forma condensed consolidated financial statements do not purport to be and should not be assumed to be an indication of the results that would have been achieved had the transactions been completed as of the dates indicated or that may be achieved in the future. The completion of the valuation, the allocation of the purchase price and other changes in the tangible and intangible assets and liabilities of the Holiday Portfolio could cause material changes to the information presented.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

At June 30, 2014

(dollars in thousands, except share data)

		Pro Forma Adjustments
	Sabra Historical(a)	Holiday Portfolio Acquisition		Equity Offering(b)		Sabra Pro Forma
Assets:
Real estate investments, net of accumulated depreciation	$1,036,312	$533,500	(c)	$—		$1,569,812
Loans receivable and other investments, net	225,787	—		—		225,787
Cash and cash equivalents	15,085	8,625		—		23,710
Restricted cash	6,125	—		—		6,125
Deferred tax assets	24,212	—		—		24,212
Prepaid expenses, deferred financing costs and other assets	68,990	16,500	(c)	—		85,490

Total assets	$1,376,511	$558,625		$—		$1,935,136

Liabilities and stockholders’ equity
Mortgage notes	125,400	—		—		125,400
Revolving Credit Facility(d)	—	560,000		(146,648)		413,352
Senior unsecured notes	550,000	—		—		550,000
Accounts payable and accrued liabilities	21,084	—		—		21,084
Tax liability	24,212	—		—		24,212

Total liabilities	720,696	560,000		(146,648)		1,134,048

Equity:
Preferred stock, $.01 par value; 10,000,000 shares authorized, 5,750,000 shares issued and outstanding as of June 30, 2014	58	—		—		58
Common stock, $.01 par value; 125,000,000 shares authorized, 47,263,151 shares issued and outstanding as of June 30, 2014, 53,263,151 pro forma shares issued and outstanding	473	—		60	(b)	533
Additional paid-in capital	760,258	—		146,588	(b)	906,846
Cumulative distributions in excess of net income	(104,951)	(1,375	)(e)	—		(106,326)

Total Sabra Health Care REIT, Inc. stockholders’ equity	655,838	(1,375)		146,648		801,111
Noncontrolling interests	(23)	—		—		(23)

Total equity	655,815	(1,375)		146,648		801,088

Total liabilities and equity	$1,376,511	$558,625		$—		$1,935,136

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT

Year Ended December 31, 2013

(dollars in thousands, except share and per share data)

		Pro Forma Adjustments
	Sabra Historical(a)	Holiday Portfolio Acquisition		Equity Offering(b)		Sabra Pro Forma
Revenues:
Rental income	$128,988	$39,260	(f)	$—		$168,248
Interest and other income	5,792	—		—		5,792

Total revenues	134,780	39,260		—		174,040
Expenses:
Depreciation and amortization	33,281	17,123	(g)	—		50,404
Interest	40,460	12,697	(h)	—		53,157
General and administrative	16,423	—		—		16,423

Total expenses	90,164	29,820		—		119,989

Other (expense) income:
Loss on extinguishment of debt	(10,101)	—		—		(10,101)
Other (expense) income	(800)	—		—		(800)

Total other (expense) income	(10,901)	—		—		(10,901)

Net income	33,715	9,440		—		43,155

Preferred stock dividends	(7,966)	—		—		(7,966)

Net income attributable to common stockholders	$25,749	$9,440		$—		$35,189

Net income to common stockholders per common share, basic(i)	$0.69					$0.81

Net income to common stockholders per common share, diluted(i)	$0.68					$0.80

Weighted-average number of common shares outstanding, basic	37,514,637			6,000,000	(j)	43,514,637
Weighted-average number of common shares outstanding, diluted	38,071,926			6,000,000	(j)	44,071,926

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT

Six Months Ended June 30, 2014

(dollars in thousands, except share and per share data)

		Pro Forma Adjustments
	Sabra Historical(a)	Holiday Portfolio Acquisition		Equity Offering(b)		Sabra Pro Forma
Revenues:
Rental income	$73,578	$19,630	(f)	$—		$93,208
Interest and other income	10,245	—		—		10,245

Total revenues	83,823	19,630		—		103,453
Expenses:
Depreciation and amortization	19,105	8,562	(g)	—		27,667
Interest	22,128	7,334	(h)	—		29,462
General and administrative	13,779	—		—		13,779

Total expenses	55,012	15,896		—		70,908

Other (expense) income:
Loss on extinguishment of debt	(22,296)	—		—		(22,296)

Other income (expense)	960	—		—		960

Total other income (expense)	(21,336)	—		—		(21,336)

Net income	7,475	3,734		—		11,209
Net loss attributable to noncontrolling interests	23	—		—		23

Net income (loss) attributable to Sabra Health Care REIT, Inc.	7,498	3,734		—		11,232

Preferred stock dividends	(5,121)	—		—		(5,121)

Net income attributable to common stockholders	$2,377	$3,734		$—		$6,111

Net income to common stockholders per common share, basic(i)	$0.06					$0.13

Net income to common stockholders per common share, diluted(i)	$0.06					$0.13

Weighted-average number of common shares outstanding, basic	41,324,795			6,000,000	(k)	47,324,795
Weighted-average number of common shares outstanding, diluted	41,791,470			6,000,000	(k)	47,791,470

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

You should read the unaudited pro forma condensed consolidated financial statements in conjunction with Sabra’s consolidated financial statements and the notes thereto included in Sabra’s Annual Report on Form 10-K for the year ended December 31, 2013 and Sabra’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

(a)	Historical financial information for the year ended December 31, 2013 is derived from Sabra’s Annual Report on Form 10-K for the year ended December 31, 2013. Historical financial information as of and for the quarter ended June 30, 2014 is derived from Sabra’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

(b)	Represents an issuance of 6.0 million shares of Sabra’s common stock and estimated net proceeds to Sabra from the Proposed Equity Offering of approximately $146.7 million (based on an assumed public offering price of $25.59 per share, which was the closing price of Sabra’s common stock on September 26, 2014), which Sabra intends to use to repay borrowings outstanding under the Revolving Credit Facility (as defined below). The shares of Sabra’s common stock issued in connection with the Proposed Equity Offering are valued as follows (in thousands, except share and per share data):

Number of shares issued	6,000,000
Price per share	$25.59
Gross proceeds	$153,540
Less: Underwriting discounts and commissions	(6,142)
Less: Expenses payable by Sabra	(750)

Proceeds to us	$146,648

The total value of the 6.0 million shares of common stock issued in the Proposed Equity Offering is allocated as follows:

Par value, $0.01 per share	$60
Additional paid-in capital	146,588

$146,648

(c)	Sabra recorded the cost of tangible assets and identifiable intangibles (consisting of tenant origination and absorption costs and tenant relationship intangibles) based on their estimated fair value. The purchase accounting for this transaction is preliminary and subject to change.

(d)	On September 10, 2014, Sabra Health Care Limited Partnership (the “Operating Partnership”), of which Sabra is the sole general partner, entered into a second amended and restated unsecured revolving credit facility (the “Revolving Credit Facility”). The Revolving Credit Facility amends and restates the amended and restated secured revolving credit facility that the Operating Partnership and certain subsidiaries of the Operating Partnership entered into on July 29, 2013 and amended on October 15, 2013. The Revolving Credit Facility provides for a borrowing capacity of $650.0 million and an accordion feature allowing for an additional $100.0 million of capacity, subject to customary terms and conditions, resulting in a maximum borrowing capacity of $750.0 million. The Operating Partnership also has an option to convert up to $200.0 million of the Revolving Credit Facility to a term loan subject to terms and conditions. On September 25, 2014, the Operating Partnership provided notice to the lenders under the Revolving Credit Facility of the exercise of this option as to $200.0 million of the outstanding borrowings under the Revolving Credit Facility.

(e)	Represents estimated acquisition pursuit costs that Sabra expects to incur as part of the Holiday Portfolio acquisition, which are not reflected in the historical balance sheet.

(f)	Represents base rental income (not reflected in Sabra’s historical statement of income) for the period.

(g)	Represents depreciation and amortization expense (not reflected in Sabra’s historical statement of income) for the period. The cost of tangible assets and identifiable liabilities is amortized over their respective estimated useful lives. The estimated useful lives are as follows:

Tenant origination and absorption costs	15 years
Tenant relationship intangibles	25 years
Land improvements	3 – 40 years
Buildings and building improvements	3 – 40 years
Furniture and equipment	1 – 20 years

(h)	Represents interest expense based on the effective interest rate as of June 30, 2014 and December 31, 2013, respectively, incurred on the Revolving Credit Facility. Promptly following the completion of the Proposed Equity Offering, Sabra anticipates seeking to issue long-term debt securities and use the proceeds from such issuance to repay borrowings under the Revolving Credit Facility. Such debt securities are expected to bear higher interest rates than those currently applicable under Sabra’s Revolving Credit Facility and accordingly, if Sabra is able to successfully issue such debt securities, Sabra’s interest expense and debt service obligations will increase, which will have the effect of reducing its net income, FFO and AFFO. Sabra’s decision to issue any such new debt securities will depend on market conditions and there can be no assurance that Sabra will issue any such debt securities on terms that are favorable to Sabra or at all. Any offering of new debt securities will be made only by means of a prospectus. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any new debt securities.

(i)	The calculations of basic and diluted net income per common share are as follows (dollars in thousands, except per share data):

	Six Months Ended June 30, 2014		Year Ended December 31, 2013
	Sabra Historical	Sabra Pro Forma As Adjusted	Sabra Historical	Sabra Pro Forma As Adjusted
Numerator
Net income attributable to common stockholders	$2,377	$6,054	$25,749	$35,094

Denominator
Basic weighted-average common shares	41,324,795	47,324,795	37,514,637	43,514,637
Dilutive stock options and restricted stock units	466,675	466,675	557,289	557,289

Diluted weighted-average common shares	41,791,470	47,791,470	38,071,926	44,071,926

Net income attributable to common stockholders, per:
Basic common share	$0.06	$0.13	$0.69	$0.81

Diluted common share	$0.06	$0.13	$0.68	$0.80

(j)	Represents the issuance of 6.0 million shares of Sabra’s common stock in the Proposed Equity Offering on January 1, 2013 on a weighted-average basis for the year ended December 31, 2013.

(k)	Represents the issuance of 6.0 million shares of Sabra’s common stock in the Proposed Equity Offering on January 1, 2013 on a weighted-average basis for the six months ended June 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Executive Vice President, Chief Financial Officer and Secretary

Dated: September 29, 2014